UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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United Natural Foods, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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**** YOUR VOTE IS IMPORTANT****

December 31, 2020

Dear United Natural Foods Stockholder:

The UNFI Annual Meeting of Stockholders is soon approaching and is scheduled to be held virtually at www.virtualshareholdermeeting.com/unfi2021 on January 12, 2021 at 4:00 p.m. EST.

We are sending this reminder notice because according to your brokers’ records your shares are still unvoted. Voting is quick and easy. We urge you promptly to submit your vote by internet or telephone by using the control number located on the enclosed voting instruction form.

Regardless of the number of shares you own; your vote is very important. The Board of Directors unanimously recommends that UNFI stockholders vote FOR each of the nominees, FOR the ratification of auditors, FOR the advisory vote on executive compensation, and FOR approval of an amendment to the 2020 equity incentive plan.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting at (888) 368-0379 or (212) 257-1311.

Thank you for your support.

United Natural Foods, Inc.